UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): May 7, 2009

(Date of earliest event reported)

SciClone Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19825	94-3116852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

950 Tower Lane, Suite 900, Foster City, CA		94404
(Address of principal executive offices)		(Zip Code)

(650) 358-3456

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2009, the Board of Directors (the “Board”) of SciClone Pharmaceuticals, Inc. (“SciClone”) unanimously approved amending the stock options of Dr. John D. Baxter and Mr. Rolf H. Henel by extending the period in which they may exercise their respective outstanding, vested stock options following the cessation of their service to SciClone from ninety (90) days to the second anniversary of the date of cessation of service. Neither Dr. Baxter nor Mr. Henel participated in the Board vote for this matter. Dr. Baxter and Mr. Henel are not standing for re-election to the Board at SciClone’s 2009 Annual Meeting of Stockholders (the “Annual Meeting”) and, accordingly, it is anticipated that their service to SciClone will cease on June 9, 2009, the date of the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2009	SCICLONE PHARMACEUTICALS, INC.

	By:	/s/ GARY S. TITUS
Gary S. Titus
Chief Financial Officer and
Senior Vice President, Finance